Exhibit H

                       CENTRAL AND SOUTH WEST CORPORATION
                         CONSOLIDATED RETAINED EARNINGS
                             As of December 31, 1999
                                   (UNAUDITED)

                                                        (millions)

Retained Earnings at Beginning of Year                    $1,823
    Net income
          CSW International Two, Inc.                        114
           Newgulf Power Venture                               2
           Energia International de CSW, S.A. de C.V.          1
           CSW Vale, L.L.C.                                    5
           Chile Energy Holdings, L.L.C.                     (12)
           Inversiones Sol Energia Chile Ltda.                 1
           Frontera Generation L.P.                            6
           Non-exempt entities                               344
     Deduct:  Dividends paid and other                      (378)
                                                         ---------
Retained Earnings at September 30, 1999                   $1,906
                                                         =========